Exhibit 99.1

PerkinElmer Announces Financial Results for the Second Quarter of 2020

  Revenue of $811.7 million; 12% reported growth; 13% organic growth
  GAAP EPS from continuing operations of $1.23; Adjusted EPS of $1.57

WALTHAM, Mass.--(BUSINESS WIRE)--July 28, 2020--PerkinElmer, Inc. (NYSE: PKI), a global leader committed to innovating for a healthier world, today reported financial results for the second quarter ended July 5, 2020.

The Company reported GAAP earnings per share from continuing operations of $1.23, as compared to GAAP earnings per share from continuing operations of $0.62 in the second quarter of 2019. GAAP revenue for the quarter was $811.7 million, as compared to $722.5 million in the second quarter of 2019. GAAP operating income from continuing operations for the quarter was $175.6 million, as compared to $91.7 million for the same period a year ago. GAAP operating profit margin was 21.6% as a percentage of revenue, as compared to 12.7% in the second quarter of 2019.

Adjusted earnings per share from continuing operations for the quarter was $1.57, as compared to $1.00 in the second quarter of 2019. Adjusted revenue for the quarter was $811.9 million, as compared to $722.7 million in the second quarter of 2019. Adjusted operating income from continuing operations for the quarter was $228.2 million, as compared to $146.0 million for the same period a year ago. Adjusted operating profit margin was 28.1% as a percentage of adjusted revenue, as compared to 20.2% in the second quarter of 2019.

Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“I could not be more proud of how we at PerkinElmer have met the obstacles that have faced us the past few months. We have proven to be a resilient, responsive, and agile organization,” said Prahlad Singh, president and chief executive officer of PerkinElmer. “Our strong second quarter results were truly a team effort and further reinforce the diversity of our business from a portfolio and geographic standpoint.”

Financial Overview by Reporting Segment for the Second Quarter

Discovery & Analytical Solutions

  Second quarter 2020 revenue was $391.0 million, as compared to $434.0 million for the second quarter of 2019. Reported revenue decreased 10% and organic revenue decreased 10% as compared to the second quarter of 2019.
  Second quarter 2020 operating income from continuing operations was $39.4 million, as compared to $57.7 million for the comparable prior period.
  Second quarter 2020 adjusted operating income was $57.4 million, as compared to $81.5 million for the second quarter of 2019.

Diagnostics

  Second quarter 2020 revenue was $420.7 million, as compared to $288.6 million for the second quarter of 2019. Reported revenue increased 46% and organic revenue increased 48% as compared to the second quarter of 2019.
  Second quarter 2020 operating income from continuing operations was $160.3 million, as compared to $49.3 million for the comparable prior period.
  Second quarter 2020 adjusted operating income was $189.6 million, as compared to $79.7 million for the second quarter of 2019.

Third Quarter 2020 Guidance

For the third quarter of 2020, the Company forecasts GAAP revenue in the range of $760 million to $860 million, GAAP earnings per share from continuing operations of $0.85 to $1.20 and, on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share of $1.18 to $1.53.

Conference Call Information

The Company will discuss its second quarter 2020 results and its outlook for business trends in a conference call on July 28, 2020 at 5:00 p.m. Eastern Time. To access the call, please dial (720) 405-2250 prior to the scheduled conference call time and provide the access code 4468217.

A live audio webcast of the call will be available on the Investors section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two-week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) the effect of the COVID-19 pandemic on our sales and operations; (3) fluctuations in the global economic and political environments; (4) our failure to introduce new products in a timely manner; (5) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (6) our failure to adequately protect our intellectual property; (7) the loss of any of our licenses or licensed rights; (8) our ability to compete effectively; (9) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (10) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (11) disruptions in the supply of raw materials and supplies; (12) the manufacture and sale of products exposing us to product liability claims; (13) our failure to maintain compliance with applicable government regulations; (14) regulatory changes; (15) our failure to comply with healthcare industry regulations; (16) economic, political and other risks associated with foreign operations; (17) our ability to retain key personnel; (18) significant disruption in our information technology systems, or cybercrime; (19) our ability to obtain future financing; (20) restrictions in our credit agreements; (21) discontinuation or replacement of LIBOR; (22) the United Kingdom’s withdrawal from the European Union; (23) our ability to realize the full value of our intangible assets; (24) significant fluctuations in our stock price; (25) reduction or elimination of dividends on our common stock; and (26) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on innovating for a healthier world. The Company reported revenue of approximately $2.9 billion in 2019, has about 13,000 employees serving customers in more than 190 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	July 5, 2020	June 30, 2019	July 5, 2020	June 30, 2019

Revenue	$811,718	$722,517	$1,464,114	$1,371,254

Cost of revenue	364,374	374,724	708,747	715,655
Selling, general and administrative expenses	221,026	201,553	429,595	400,410
Research and development expenses	49,521	48,344	98,435	96,324
Restructuring and other, net	1,158	6,161	7,016	13,800

Operating income from continuing operations	175,639	91,735	220,321	145,065

Interest income	(192)	(350)	(457)	(633)
Interest expense	11,586	17,207	25,251	33,057
Loss on disposition of businesses and assets, net	-	336	-	2,469
Other (income) expense, net	(582)	2,715	(3,989)	1,580

Income from continuing operations, before income taxes	164,827	71,827	199,516	108,592

Provision for income taxes	27,614	2,686	28,588	3,998

Income from continuing operations	137,213	69,141	170,928	104,594

Loss on disposition of discontinued operations, before income taxes	-	-	-	-
Provision for income taxes on discontinued operations and dispositions	51	54	101	95

Loss from discontinued operations and dispositions	(51)	(54)	(101)	(95)

Net income	$137,162	$69,087	$170,827	$104,499

Diluted earnings per share:
Income from continuing operations	$1.23	$0.62	$1.53	$0.94

Loss from discontinued operations and dispositions	(0.00)	(0.00)	(0.00)	(0.00)

Net income	$1.23	$0.62	$1.53	$0.94

Weighted average diluted shares of common stock outstanding	111,869	111,528	111,756	111,411

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$1.23	$0.62	$1.53	$0.94
Amortization of intangible assets	0.42	0.37	0.84	0.72
Purchase accounting adjustments	0.01	0.05	(0.09)	0.08
Acquisition and divestiture-related costs	(0.05)	0.03	0.06	0.05
Significant litigation matters and settlements	0.03	0.00	0.03	0.01
Significant environmental matters	0.05	-	0.05	-
Disposition of businesses and assets, net	-	0.00	-	0.02
Restructuring and other, net	0.01	0.06	0.06	0.12
Tax on above items	(0.13)	(0.13)	(0.25)	(0.25)
Adjusted EPS	$1.57	$1.00	$2.24	$1.69

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Six Months Ended
(In thousands, except percentages)		July 5, 2020	June 30, 2019	July 5, 2020	June 30, 2019

DAS	Reported revenue	$391,002	$433,967	$789,397	$822,800

	Reported operating income from continued operations	39,430	57,689	67,943	94,616
	OP%	10.1%	13.3%	8.6%	11.5%
	Amortization of intangible assets	20,506	13,113	41,216	23,382
	Purchase accounting adjustments	136	5,014	(11,334)	5,051
	Acquisition and divestiture-related costs	(5,486)	416	6,833	959
	Significant litigation matters and settlements	2,001	439	2,399	815
	Restructuring and other, net	845	4,820	4,754	11,000
	Adjusted operating income	57,432	81,491	111,811	135,823
	Adjusted OP%	14.7%	18.8%	14.2%	16.5%

Diagnostics	Reported revenue	420,716	288,550	674,717	548,454
	Purchase accounting adjustments	196	192	392	384
	Adjusted Revenue	420,912	288,742	675,109	548,838

	Reported operating income from continued operations	160,300	49,255	189,891	80,741
	OP%	38.1%	17.1%	28.1%	14.7%
	Amortization of intangible assets	26,211	28,089	52,751	56,547
	Purchase accounting adjustments	1,336	516	1,765	4,087
	Acquisition and divestiture-related costs	263	478	305	1,485
	Significant litigation matters and settlements	1,200	-	1,245	-
	Restructuring and other, net	313	1,341	2,262	2,800
	Adjusted operating income	189,623	79,679	248,219	145,660
	Adjusted OP%	45.1%	27.6%	36.8%	26.5%

Corporate	Reported operating loss	(24,091)	(15,209)	(37,513)	(30,292)
	Significant environmental matters	5,242	-	5,242	-
	Adjusted operating loss	(18,849)	(15,209)	(32,271)	(30,292)

Continuing Operations	Reported revenue	$811,718	$722,517	$1,464,114	$1,371,254
	Purchase accounting adjustments	196	192	392	384
	Adjusted Revenue	811,914	722,709	1,464,506	1,371,638

	Reported operating income from continued operations	175,639	91,735	220,321	145,065
	OP%	21.6%	12.7%	15.0%	10.6%
	Amortization of intangible assets	46,717	41,202	93,967	79,929
	Purchase accounting adjustments	1,472	5,530	(9,569)	9,138
	Acquisition and divestiture-related costs	(5,223)	894	7,138	2,444
	Significant litigation matters and settlements	3,201	439	3,644	815
	Significant environmental matters	5,242	-	5,242	-
	Restructuring and other, net	1,158	6,161	7,016	13,800
	Adjusted operating income	$228,206	$145,961	$327,759	$251,191
	Adjusted OP%	28.1%	20.2%	22.4%	18.3%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	July 5, 2020	December 29, 2019

Current assets:
Cash and cash equivalents	$218,536	$191,877
Accounts receivable, net	708,799	725,184
Inventories	477,707	356,937
Other current assets	122,541	100,381
Total current assets	1,527,583	1,374,379

Property, plant and equipment:
At cost	729,596	701,580
Accumulated depreciation	(406,807)	(383,357)
Property, plant and equipment, net	322,789	318,223

Operating lease right-of-use assets	195,222	167,276
Intangible assets, net	1,188,464	1,283,286
Goodwill	3,107,373	3,111,227
Other assets, net	291,555	284,173
Total assets	$6,632,986	$6,538,564

Current liabilities:
Current portion of long-term debt	$9,762	$9,974
Accounts payable	255,137	235,855
Short-term accrued restructuring and other	9,613	11,559
Accrued expenses and other current liabilities	550,067	503,332
Current liabilities of discontinued operations	2,097	2,112
Total current liabilities	826,676	762,832

Long-term debt	1,961,576	2,064,041
Long-term liabilities	703,208	751,468
Operating lease liabilities	177,893	146,399
Total liabilities	3,669,353	3,724,740

Total stockholders' equity	2,963,633	2,813,824
Total liabilities and stockholders' equity	$6,632,986	$6,538,564

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	July 5, 2020	June 30, 2019	July 5, 2020	June 30, 2019
	(In thousands)		(In thousands)

Operating activities:
Net income	$137,162	$69,087	$170,827	$104,499
Loss from discontinued operations and dispositions, net of income taxes	51	54	101	95
Income from continuing operations	137,213	69,141	170,928	104,594
Adjustments to reconcile income from continuing operations to net cash provided by (used in) continuing operations:
Stock-based compensation	9,604	6,703	12,654	12,801
Restructuring and other, net	1,158	6,161	7,016	13,800
Depreciation and amortization	59,289	53,324	120,047	103,793
Change in fair value of contingent consideration	879	59	(11,446)	3,161
Amortization of deferred debt financing costs and accretion of discounts	935	929	1,642	1,790
Loss on disposition of businesses and assets, net	485	336	485	2,469
Amortization of acquired inventory revaluation	397	5,282	1,485	5,565
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:			-
Accounts receivable, net	(76,288)	(17,468)	4,312	(9,604)
Inventories	(71,949)	(12,009)	(126,707)	(50,450)
Accounts payable	17,744	(38,500)	20,907	(39,951)
Accrued expenses and other	59,130	(27,100)	(2,677)	(106,425)
Net cash provided by operating activities of continuing operations	138,597	46,858	198,646	41,543
Net cash used in operating activities of discontinued operations	-	-	-	-
Net cash provided by operating activities	138,597	46,858	198,646	41,543

Investing activities:
Capital expenditures	(16,650)	(16,586)	(37,138)	(36,461)
Purchases of investments	(5,755)	-	(7,393)	(868)
Purchases of licenses	-	(348)	-	(5,000)
Proceeds from surrender of life insurance policies	79	-	131	-
Proceeds from disposition of businesses and assets	1,755	-	1,815	550
Payment of acquisitions, net of cash and cash equivalents acquired	(2,990)	(240,354)	(2,990)	(244,738)
Net cash used in investing activities of continuing operations	(23,561)	(257,288)	(45,575)	(286,517)
Net cash provided by investing activities of discontinued operations	-	-	-	-
Net cash used in investing activities	(23,561)	(257,288)	(45,575)	(286,517)

Financing Activities:
Payments on borrowings	(149,000)	(426,000)	(290,000)	(578,000)
Proceeds from borrowings	63,000	670,550	188,000	849,550
Payments of debt financing costs	-	(93)	-	(181)
Settlement of cash flow hedges	(3,671)	16	5,037	(1,659)
Net payments on other credit facilities	(1,753)	(6,330)	(6,036)	(9,806)
Payments for acquisition-related contingent consideration	(5,200)	(11,600)	(5,200)	(23,700)
Proceeds from issuance of common stock under stock plans	8,968	7,944	10,074	16,554
Purchases of common stock	(327)	(764)	(6,669)	(6,057)
Dividends paid	(7,791)	(7,764)	(15,572)	(15,507)
Net cash (used in) provided by financing activities of continuing operations	(95,774)	225,959	(120,366)	231,194
Net cash used in financing activities of discontinued operations	-	-	-	-
Net cash (used in) provided by financing activities	(95,774)	225,959	(120,366)	231,194

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	5,510	235	(4,658)	685

Net increase (decrease) in cash, cash equivalents, and restricted cash	24,772	15,764	28,047	(13,095)
Cash, cash equivalents, and restricted cash at beginning of period	195,169	137,456	191,894	166,315
Cash, cash equivalents, and restricted cash at end of period	$219,941	$153,220	$219,941	$153,220

Supplemental disclosure of cash flow information:
Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	$218,536	$150,016	$218,536	$150,016
Restricted cash included in other current assets	1,405	3,204	1,405	3,204
Total cash, cash equivalents and restricted cash	$219,941	$153,220	$219,941	$153,220

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	July 5, 2020		June 30, 2019

Adjusted revenue:
Revenue	$811.7		$722.5
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$811.9		$722.7

Adjusted gross margin:
Gross margin	$447.3	55.1%	$347.8	48.1%
Amortization of intangible assets	16.0	2.0%	15.6	2.2%
Purchase accounting adjustments	0.6	0.1%	5.5	0.8%
Adjusted gross margin	$463.9	57.1%	$368.9	51.0%

Adjusted SG&A:
SG&A	$221.0	27.2%	$201.6	27.9%
Amortization of intangible assets	(30.7)	-3.8%	(25.6)	-3.5%
Purchase accounting adjustments	(0.9)	-0.1%	(0.1)	0.0%
Acquisition and divestiture-related expenses	5.2	0.6%	(0.9)	-0.1%
Significant litigation matters and settlements	(3.2)	-0.4%	(0.4)	-0.1%
Significant environmental matters	(5.2)	-0.6%	-	0.0%
Adjusted SG&A	$186.2	22.9%	$174.6	24.2%

R&D	$49.5	6.1%	$48.3	6.7%

Adjusted operating income:
Operating income	$175.6	21.6%	$91.7	12.7%
Amortization of intangible assets	46.7	5.8%	41.2	5.7%
Purchase accounting adjustments	1.5	0.2%	5.5	0.8%
Acquisition and divestiture-related expenses	(5.2)	-0.6%	0.9	0.1%
Significant litigation matters and settlements	3.2	0.4%	0.4	0.1%
Significant environmental matters	5.2	0.6%	-	0.0%
Restructuring and other, net	1.2	0.1%	6.2	0.9%
Adjusted operating income	$228.2	28.1%	$146.0	20.2%

	PKI
	Three Months Ended
	July 5, 2020		June 30, 2019

Adjusted EPS:
GAAP EPS	$1.23		$0.62
Discontinued operations, net of income taxes	(0.00)		(0.00)
GAAP EPS from continuing operations	1.23		0.62
Amortization of intangible assets	0.42		0.37
Purchase accounting adjustments	0.01		0.05
Acquisition and divestiture-related expenses	(0.05)		0.03
Significant litigation matters and settlements	0.03		0.00
Significant environmental matters	0.05		-
Disposition of businesses and assets, net	-		0.00
Restructuring and other, net	0.01		0.06
Tax on above items	(0.13)		(0.13)
Adjusted EPS	$1.57		$1.00

	DAS
	Three Months Ended
	July 5, 2020		June 30, 2019

Revenue	$391.0		$434.0

Adjusted operating income:
Operating income	$39.4	10.1%	$57.7	13.3%
Amortization of intangible assets	20.5	5.2%	13.1	3.0%
Purchase accounting adjustments	0.1	0.0%	5.0	1.2%
Acquisition and divestiture-related expenses	(5.5)	-1.4%	0.4	0.1%
Significant litigation matters and settlements	2.0	0.5%	0.4	0.1%
Restructuring and other, net	0.8	0.2%	4.8	1.1%
Adjusted operating income	$57.4	14.7%	$81.5	18.8%

	Diagnostics
	Three Months Ended
	July 5, 2020		June 30, 2019

Adjusted revenue:
Revenue	$420.7		$288.6
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$420.9		$288.7

Adjusted operating income:
Operating income	$160.3	38.1%	$49.3	17.1%
Amortization of intangible assets	26.2	6.2%	28.1	9.7%
Purchase accounting adjustments	1.3	0.3%	0.5	0.2%
Acquisition and divestiture-related expenses	0.3	0.1%	0.5	0.2%
Significant litigation matters and settlements	1.2	0.3%	-	0.0%
Restructuring and other, net	0.3	0.1%	1.3	0.5%
Adjusted operating income	$189.6	45.1%	$79.7	27.6%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Six Months Ended
	July 5, 2020		June 30, 2019

Adjusted revenue:
Revenue	$1,464.1		$1,371.3
Purchase accounting adjustments	0.4		0.4
Adjusted revenue	$1,464.5		$1,371.6

Adjusted gross margin:
Gross margin	$755.4	51.6%	$655.6	47.8%
Amortization of intangible assets	32.1	2.2%	30.4	2.2%
Purchase accounting adjustments	1.9	0.1%	6.0	0.4%
Adjusted gross margin	$789.3	53.9%	$692.0	50.5%

Adjusted SG&A:
SG&A	$429.6	29.3%	$400.4	29.2%
Amortization of intangible assets	(61.9)	-4.2%	(49.5)	-3.6%
Purchase accounting adjustments	11.4	0.8%	(3.2)	-0.2%
Acquisition and divestiture-related expenses	(7.1)	-0.5%	(2.4)	-0.2%
Acceleration of executive compensation	-	0.0%	-	0.0%
Significant litigation matters and settlements	(3.6)	-0.2%	(0.8)	-0.1%
Significant environmental matters	(5.2)	-0.4%	-	0.0%
Adjusted SG&A	$363.1	24.8%	$344.5	25.1%

R&D	$98.4	6.7%	$96.3	7.0%

Adjusted operating income:
Operating income	$220.3	15.0%	$145.1	10.6%
Amortization of intangible assets	94.0	6.4%	79.9	5.8%
Purchase accounting adjustments	(9.6)	-0.7%	9.1	0.7%
Acquisition and divestiture-related expenses	7.1	0.5%	2.4	0.2%
Acceleration of executive compensation	-	0.0%	-	0.0%
Significant litigation matters and settlements	3.6	0.2%	0.8	0.1%
Significant environmental matters	5.2	0.4%	-	0.0%
Restructuring and other, net	7.0	0.5%	13.8	1.0%
Adjusted operating income	$327.8	22.4%	$251.2	18.3%

	PKI
	Six Months Ended
	July 5, 2020		June 30, 2019

Adjusted EPS:
GAAP EPS	$1.53		$0.94
Discontinued operations	(0.00)		(0.00)
GAAP EPS from continuing operations	1.53		0.94
Amortization of intangible assets	0.84		0.72
Purchase accounting adjustments	(0.09)		0.08
Significant litigation matters and settlements	0.03		0.01
Significant environmental matters	0.05		-
Acquisition and divestiture-related expenses	0.06		0.05
Loss (gain) on disposition of businesses and assets, net	-		0.02
Restructuring and other, net	0.06		0.12
Tax on above items	(0.25)		(0.25)
Adjusted EPS	$2.24		$1.69

	PKI
			Three Months Ended
			October 4, 2020
Adjusted EPS:			Projected
GAAP EPS from continuing operations			$0.85 - $1.20
Amortization of intangible assets			0.43
Purchase accounting adjustments			0.01
Acquisition and divestiture-related expenses			0.00
Tax on above items			(0.11)
Adjusted EPS			$1.18 - $1.53

	DAS
	Six Months Ended
	July 5, 2020		June 30, 2019

Revenue	$789.4		$822.8

Adjusted operating income:
Operating income	$67.9	8.6%	$94.6	11.5%
Amortization of intangible assets	41.2	5.2%	23.4	2.8%
Purchase accounting adjustments	(11.3)	-1.4%	5.1	0.6%
Acquisition and divestiture-related expenses	6.8	0.9%	1.0	0.1%
Significant litigation matters and settlements	2.4	0.3%	0.8	0.1%
Restructuring and other, net	4.8	0.6%	11.0	1.3%
Adjusted operating income	$111.8	14.2%	$135.8	16.5%

	Diagnostics
	Six Months Ended
	July 5, 2020		June 30, 2019

Adjusted revenue:
Revenue	$674.7		$548.5
Purchase accounting adjustments	0.4		0.4
Adjusted revenue	$675.1		$548.8

Adjusted operating income:
Operating income	$189.9	28.1%	$80.7	14.7%
Amortization of intangible assets	52.8	7.8%	56.5	10.3%
Purchase accounting adjustments	1.8	0.3%	4.1	0.7%
Acquisition and divestiture-related expenses	0.3	0.0%	1.5	0.3%
Significant litigation matters and settlements	1.2	0.2%	-	0.0%
Restructuring and other, net	2.3	0.3%	2.8	0.5%
Adjusted operating income	$248.2	36.8%	$145.7	26.5%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Three Months Ended
July 5, 2020
Organic revenue growth:
Reported revenue growth	12%
Less: effect of foreign exchange rates	-2%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	1%
Organic revenue growth	13%

DAS
Three Months Ended
July 5, 2020
Organic revenue growth:
Reported revenue growth	-10%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	2%
Organic revenue growth	-10%

Diagnostics
Three Months Ended
July 5, 2020
Organic revenue growth:
Reported revenue growth	46%
Less: effect of foreign exchange rates	-2%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth	48%

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and including acquisitions growth from the comparable prior period, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We also exclude the impact of sales from divested businesses by deducting the effects of divested business revenue from the current and prior periods. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, and significant environmental charges. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets and purchase accounting adjustments. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted net interest and other expense” to refer to GAAP net interest and other expense, excluding adjustments for mark-to-market accounting on post-retirement benefits, changes in the value of financial securities and debt extinguishment costs.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, and restructuring and other charges. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlement, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets— purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Debt extinguishment costs—we incur costs and income related to the extinguishment of debt; including make-whole payments to debt holders, accelerated amortization of debt fees and discounts, and expense or income from hedges to lock in make whole payments. We exclude the impact of these items from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, incentive awards, interest expense, foreign exchange gains and losses, significant acquisition integration expenses and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Acceleration of executive compensation—the announced retirement of a senior executive resulted in an acceleration of compensation expense. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and other charges—restructuring and other charges consist of employee severance, other exit costs as well as the cost of terminating certain lease agreements or contracts as well as costs associated with relocating facilities. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters and settlements—we incur expenses related to significant litigation matters, including the costs to settle or resolve various claims and legal proceedings. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period—we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.
  Impact of significant tax events – we exclude the impact of significant tax events, such as the Tax Cuts and Jobs Act of 2017. Management does not believe the impact of significant tax events accurately reflects the performance of our ongoing operations for the periods in which the impact of such events were recorded.
  Changes in value of financial securities—we exclude the impact of changes in the value of financial securities. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, debt extinguishment costs, other costs related to business acquisitions and divestitures, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, changes in the fair value of financial securities, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and other charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Contacts

Investor Relations:
PerkinElmer, Inc.
Bryan Kipp (781) 663-5583
bryan.kipp@perkinelmer.com

Media Contact:
PerkinElmer, Inc.
Fara Goldberg (781) 663-5699
fara.goldberg@perkinelmer.com